Railway Operating Revenues Analysis

	Revenues		Units		Revenue per Unit
	($ in millions)		(in thousands)		($ per unit)

Commodity and Period	2019	2018	2019	2018	2019	2018

First Quarter
Agriculture, forest and consumer products	$558	$510	190.7	190.5	$2,927	$2,679
Chemicals	507	509	145.0	146.6	3,495	3,465
Metals and construction	370	343	164.4	166.2	2,255	2,066
Automotive	251	243	98.1	102.8	2,557	2,362
Merchandise	1,686	1,605	598.2	606.1	2,819	2,647
Intermodal	719	678	1,071.0	1,049.2	671	647
Coal	435	434	236.3	249.1	1,839	1,743
Total	$2,840	$2,717	1,905.5	1,904.4	1,490	1,427

Second Quarter
Agriculture, forest and consumer products	$577	$545	200.6	200.2	$2,875	$2,719
Chemicals	544	533	153.7	158.1	3,541	3,376
Metals and construction	384	387	182.1	192.5	2,104	2,009
Automotive	251	253	101.8	104.7	2,471	2,421
Merchandise	1,756	1,718	638.2	655.5	2,751	2,621
Intermodal	701	714	1,048.5	1,091.8	668	654
Coal	468	466	258.3	273.6	1,815	1,704
Total	$2,925	$2,898	1,945.0	2,020.9	1,504	1,434

Third Quarter
Agriculture, forest and consumer products	$572	$567	191.7	202.3	$2,984	$2,807
Chemicals	535	536	148.2	154.7	3,609	3,465
Metals and construction	377	389	182.5	190.4	2,066	2,043
Automotive	247	245	99.5	98.4	2,480	2,486
Merchandise	1,731	1,737	621.9	645.8	2,783	2,690
Intermodal	707	746	1,059.9	1,116.2	668	669
Coal	403	464	218.7	255.8	1,842	1,812
Total	$2,841	$2,947	1,900.5	2,017.8	1,495	1,461

Fourth Quarter
Agriculture, forest and consumer products	$549	$566	180.7	197.7	$3,036	$2,861
Chemicals	506	505	142.0	145.3	3,565	3,474
Metals and construction	330	363	156.1	170.7	2,119	2,127
Automotive	245	250	95.3	98.0	2,563	2,550
Merchandise	1,630	1,684	574.1	611.7	2,839	2,752
Intermodal	697	755	1,027.8	1,118.5	678	675
Coal	363	457	200.7	255.0	1,811	1,792
Total	$2,690	$2,896	1,802.6	1,985.2	1,492	1,458

Year
Agriculture, forest and consumer products	$2,256	$2,188	763.7	790.7	$2,953	$2,767
Chemicals	2,092	2,083	588.9	604.7	3,553	3,444
Metals and construction	1,461	1,482	685.1	719.8	2,133	2,059
Automotive	994	991	394.7	403.9	2,517	2,453
Merchandise	6,803	6,744	2,432.4	2,519.1	2,797	2,677
Intermodal	2,824	2,893	4,207.2	4,375.7	671	661
Coal	1,669	1,821	914.0	1,033.5	1,826	1,762
Total	$11,296	$11,458	7,553.6	7,928.3	1,495	1,445